UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

GREENBOX POS

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices)

(619) 631 8261

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GBOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Mr. Carl Williams from the Board of Directors

On April 1, 2022, Mr. Carl Williams informed the Board of Directors (the “Board”) of GreenBox POS (the “Company”) that he was resigning from his position as a director of the Company, effective April 4, 2022. Mr. Williams did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Each of the Board committees on which Mr. Williams served still has at least three members following Mr. Williams’ resignation.

Appointment of Ms. N. Adele Hogan to the Board of Directors

On April 4, 2022, the Board appointed Ms. N. Adele Hogan as a new director of the Company, effective immediately. Ms. Hogan is not expected to serve on any committees of the Board.

Ms. Hogan has over 20 years of experience in legal work and has been a Partner and Co-Chair of the Corporate and Securities Practice Group at Lucosky Bookman LLP since March 2021. From 2012 to March 2021, she was a Partner at Hogan Law Associates PLLC. During 2016, Ms. Hogan was also a Director at Deutsche Bank. From 2009 to 2012 Ms. Hogan was Counsel at Cadwalader, Wickersham & Taft LLP, from 2007 to 2009 she was a Partner at White & Case LLP, and from 2005 to 2007 she was a Partner at Linklaters LLP. From 1995 to 2005, Ms. Hogan was a Senior Attorney at Cravath Swaine & Moore LLP. Ms. Hogan is a director of Jupiter Wellness Acquisition Corp. Ms. Hogan received a J.D. from Cornell University Law School in 1985 and a B.A. from Cornell University in 1982.

Ms. Hogan’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on October 18, 2021. Generally, this compensation consists of cash compensation in the amount of $2,500 per month and equity compensation in the form of shares of common stock in an amount equal to $2,500 per month. In addition, the Company will enter into an indemnification agreement with Ms. Hogan in the same form as the indemnification agreements the Company has entered into with its other directors.

Lucosky Brookman provides legal services to the Company. Since January 1, 2021, the Company has paid $907,897 in legal fees to Lucosky Brookman.

There are no arrangements or understandings between Ms. Hogan and any other persons pursuant to which Ms. Hogan was selected as a director of the Company, and except as disclosed herein, Ms. Hogan has no interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENBOX POS

Dated: April 7, 2022	By:	/s/ Ben Errez
Name: Ben Errez Title: Executive Vice President and Chairman